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                                                                    Exhibit 23.1


          CONSENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Form S-8 Registration Statement of Aethlon Medical, Inc. of our report dated July 12, 2007, relating to the consolidated balance sheet of Aethlon Medical, Inc. as of March 31, 2007 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended and for the period from January 31, 1984 (inception) to March 31, 2007, which is incorporated by reference into such Form S-8.


/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
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Newport Beach, California
August 8, 2007